                                                                    Exhibit 11.3

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                             NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                        ----------------------------------------------
                                                           NUMBER           PERCENT       EQUIVALENT
                                                          OF SHARES       OUTSTANDING       SHARES
                                                        -------------     -----------     ------------
COMMON STOCK
   From Founders' Stock                                     2,300,000          100.00%       2,300,000
   Stock Options Exercised                                  1,057,725           84.70%         895,871
   Preferred Stock Converted to Common Stock               15,310,943          100.00%      15,310,943
   1994 Common Stock Offerings                             11,242,857          100.00%      11,242,857
   1995 Common Stock Offerings                              4,323,874          100.00%       4,323,874
   1996 Common Stock Offering                               6,000,000          100.00%       6,000,000
   Employee Stock Purchase Plan Shares Issued                  90,641           89.27%          80,916
   1997 Warrants Exercised                                     48,300          100.00%          48,300
                                                        -------------                     ------------
                                                           40,374,340                       40,202,761

WEIGHTED AVERAGE SHARES OUTSTANDING                                                         40,202,761

NET LOSS                                                                                  ($44,485,195)


NET LOSS PER SHARE                                                                              ($1.11)
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